Letter of Indemnification

To: Zhong Yi (Hong Kong) C.P.A. Company Limited
9 Floor, Chinachem Hollywood Centre, 1-13 Hollywood Road, Central, Hong Kong

Date: January 29, 2009

To make you to enter into the settlement agreement in Appendix 1 (all hereafter referred to as "Agreement") as full and final settlement of all the outstanding audit fee that we owe you up to today.

China Shoe Holdings, Inc. hereby agrees that:

It will indemnify and hold you harmless from any claims, liabilities, court costs and reasonable counsel fees (liabilities) which you may incur or be required to pay to anyone whatsoever, arising out of the entering into the Agreement.

This agreement will be legally binding upon the undersigned, its successors and assigns, and will automatically apply to each and all transactions, acts or occurrences referred to. You will not be required to give notice of acceptance hereof.

Gu Xianzhong
President of CHSH

Appendix 1

THIS AGREEMENT dated this 28th day of January, 2009, by and **BETWEEN**:

ZHONG YI (HONG KONG) CPA CO. LTD., located at 9/F Chinachem Hollywood Center, 1-13 Hollywood Road Central, Hong Kong

(hereinafter referred to as "Zhong Yi")

and

ASIAMERA CAPITAL, INC., a Nevada public corporation located at 7060 Marrington Road, Richmond, BC, Canada, V7C 1V5.

(hereinafter referred to as "Asiamera")

and

CHINA GOLDEN HONEYSUCKLE, INC., is a Nevada corporation located at 4750 Table Mesa Drive, Boulder, Colorado, USA, 80303-5575.

(hereinafter referred to as "CGH")

And

CHINAONE INVESTMENT LTD, a Republic of Seychelles corporation located at No. 24, Lesperance, Providence Industrial Estate, MAHE Seychelles

(hereinafter referred to as "ChinaOne")

Whereas "Zhong Yi" are the auditors for China Shoe Holdings, Inc. and have agreed to accept thirty thousand US dollar (US$30,000) as full and final payment for the accounting bills outstanding and owing by China Shoe Holdings, Inc. to "Zhong Yi", to be paid by "Asiamera" on behalf of China Golden Honeysuckle, Inc. and Chinaone Investment Ltd., under the following terms and conditions:

1. "Zhong Yi" gives their professional undertaking to "Asiamera" and all related parties to release all and any documents relating to but not limited to:

   (a) working papers (if available);
   (b) 1st, 2nd and 3rd quarter 2008 audits, reports and/or financial statements;
   (c) 2007 audited financial statements
   (d) opinions;
   (e) corporate instructions;
   (f) accounting records;
   (g) any documents concerning China Shoe provided by any other parties; and
   (h) any and all other documents required by Asiamera, their lawyers, accountants,

auditors and/or the Securities Exchange Commission of the United States of America

2. "Zhong Yi" agrees to cooperate in a timely manner throughout the merger process with China Golden Honeysuckle and their wholly owned subsidiary, Chinaone Investment Ltd.

3. "Asiamera" agrees to send the said funds to Zhong Yi's bank account immediately upon receiving this document executed by Zhong Yi.

This Agreement executed in counterpart in Hong Kong and Vancouver, British Columbia, Canada on January _____, 2009.

Zhong Yi (Hong Kong) CPA Co., Ltd.

PER:

____

Asiamera Capital, Inc.

PER:

____

Brian Hau

China Golden Honeysuckle, Inc.

PER:

____

ChinaOne Investment Ltd.

PER:

____